UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, 8th Floor Cambridge, MA		02139
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (617) 714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Denice Torres

On July 6, 2021, the board of directors (the “Board”) of Surface Oncology, Inc. (the “Company”) appointed Denice Torres as a member of the Company’s Board, as the Lead Independent Director of the Board and as a member of the Compensation Committee of the Board, effective immediately. Ms. Torres will serve as a Class III director, to serve until the Company’s annual meeting of stockholders in 2024.

Ms. Torres is the founder and chief executive officer of The Ignited Company, which she founded in November 2017. Ms. Torres is also the founder of The Mentoring Place, which she founded in 2017. From December 2004 to December 2017, Ms. Torres served in roles of increasing authority at Johnson & Johnson, ultimately serving as chief strategy and transformation officer, global medical device. Prior to that, from 1990 to 2004, Ms. Torres held various senior commercial leadership roles at Eli Lilly and Company, including executive director of global neuroscience and director of U.S. women’s health. Ms. Torres also serves on the board of directors of bluebird bio, Inc., Karuna Therapeutics, Inc. and Glaukos Corporation. Ms. Torres holds an M.B.A. from the University of Michigan, a J.D. from Indiana University School of Law, and a B.S. in Psychology from Ball State University. Our Board believes Ms. Torres is qualified to serve as a member of the Board due to her extensive experience as an executive in the pharmaceutical industry.

Ms. Torres will be compensated for her service as a non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy and will receive an initial option award to purchase 36,000 shares of the Company’s common stock pursuant to the Company’s 2018 Stock Option and Incentive Plan. As a non-employee director, Ms. Torres is also entitled to receive an annual cash retainer of $40,000 as a member of the Board, an additional annual cash retainer of $20,000 as Lead Independent Director of the Board, and an additional annual cash retainer of $5,000 as a member of the Compensation Committee of the Board.

The Company also entered into an indemnification agreement with Ms. Torres in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Ms. Torres and any other persons pursuant to which she was selected as a director, and Ms. Torres has no family relationships with any of the executive officers or directors of the Company. Additionally, Ms. Torres has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Torres to the Company’s Board, the Company issued a press release on July 8, 2021, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Surface Oncology, Inc. on July 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: July 8, 2021	By:	/s/ Jessica Fees
Jessica Fees
Chief Financial Officer